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                                                                     EXHIBIT (5)


                                       March 15, 1996

Bank of Boston Corporation
100 Federal Street
Boston, Massachusetts  02110

         Re: BANK OF BOSTON CORPORATION'S REGISTRATION STATEMENT ON FORM S-4 RELATING TO 45,000,000 SHARES OF COMMON STOCK

Ladies and Gentlemen:

         This opinion is rendered to you in connection with the filing by Bank of Boston Corporation, a Massachusetts corporation, (the "Corporation") of its Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission relating to the registration under the Securities Act of 1933 of 45,000,000 shares of the Corporation's Common Stock, par value $2.25 per share (the "Common Stock") to be issued in connection with the proposed merger of Boston Merger Corp., a wholly-owned subsidiary of the Corporation (the "Merger Subsidiary") with and into BayBanks, Inc. ("BayBanks") pursuant to the Agreement and Plan of Merger, dated as of December 12, 1995, by and among Bank of Boston, the Merger Subsidiary and BayBanks (the "Merger Agreement").

         In rendering this opinion as General Counsel of the Corporation, I and attorneys in my office acting under my direction have participated with the Corporation and its officers in the preparation, review and filing of the Registration Statement and the related joint proxy statement and prospectus (the "Joint Proxy Statement-Prospectus"), have examined other corporate documents and records, have made such examination of law, and have discussed with the officers and directors of the Corporation and its subsidiaries such questions of fact as we have deemed necessary or appropriate. We have also relied upon the certificates and statements of such officers and directors as to factual matters and have assumed the genuineness of all signatures not known to us as well as the authenticity of all documents submitted to us as copies.

         Subject to the foregoing and to the proposed additional proceedings being taken as now contemplated prior to the issuance of the Common Stock, it is my opinion that the Common Stock has been duly authorized and, upon the issuance thereof in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable, subject to the provisions of Section 45 of Chapter 156B of the Massachusetts General Laws.
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Bank of Boston Corporation           - 2 -                     March 15, 1996


         I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of my name in the Registration Statement and the related Joint Proxy Statement-Prospectus.

                                            Very truly yours,

                                            /s/ GARY A. SPIESS

                                            Gary A. Spiess
                                            General Counsel